UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 18, 2025

Date of Report (date of earliest event reported)

SHIFT4 PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39313	84-3676340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3501 Corporate Pkwy

Center Valley, PA 18034

(Address of principal executive offices) (Zip Code)

(888) 276-2108

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001	FOUR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On March 12, 2025, Jared Isaacman, the Founder, Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of Shift4 Payments, Inc. (the “Company”) submitted an Ethics Agreement to the Designated Agency Ethics Official at the National Aeronautics and Space Administration (“NASA”) in connection with Mr. Isaacman’s nomination as administrator of NASA by President Trump.

A copy of the Ethics Agreement is furnished with this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated herein by reference. The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed filed for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

In the Ethics Agreement disclosed above, Mr. Isaacman committed to take certain steps to avoid any actual or apparent conflict of interest in the event he is confirmed.

This includes without limitation surrendering his high-vote shares, which will reduce his corresponding voting power to approximately 25% in line with his economic interest in the Company.

Mr. Isaacman is not required to and does not intend to divest his equity interests in the Company as a result of and in the event of his confirmation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Ethics Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-lookingstatements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities ExchangeAct of 1934, as amended. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding Mr. Isaacman’s potential appointment or confirmation as the administrator of NASA, his required or intended divestitures, investments, or holdings of Company securities, his anticipated voting power, the status of his relationships with and agreements with the Company, and the timing of any of the foregoing. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause each of our actual results, performance or achievements, respectively, to be materially different from any futures results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to the ratification and confirmation of Mr. Isaacman’s nomination by the U.S. Senate and the other important factors discussed under the caption “Risk Factors” in Part I, Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and our other filings with the Securities and Exchange Commission. Any such forward-looking statements represent management’s expectations as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, the Company disclaims any obligation to do so, even if subsequent events cause our views to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2025

SHIFT4 PAYMENTS, INC.

By:	/s/ Jordan Frankel
Name:	Jordan Frankel
Title:	Secretary, General Counsel and Executive Vice President, Legal, Risk and Compliance